SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 8, 2010
(Date of earliest event report)
WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777
(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549
ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     The following agreements with company executive officers are effective as of January 1, 2010:
(a)	Weyerhaeuser Company Executive Change in Control Agreement (Tier 1); and

(b)	Weyerhaeuser Company Executive Severance Agreement (Tier 1).
     Effective January 1, 2010 the following terms and conditions are applicable to grants to company executive officers under the Weyerhaeuser Company 2004 Long-Term Incentive Plan:
(a)	Terms and Conditions of Restricted Stock awarded under the Weyerhaeuser Company 2004 Long-Term Incentive Plan; and

(b)	Terms and Conditions of Stock Options awarded under the Weyerhaeuser Company 2004 Long-Term Incentive Plan.
     Copies of the documents are attached hereto as Exhibits 10.1 through 10.4, to which reference is made for a full statement of their terms and provisions.
ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     The Compensation Committee of the Company’s Board of Directors has amended and restated the Weyerhaeuser Real Estate Company Management Short-Term Incentive Plan and Weyerhaeuser Real Estate Company Management Long-Term Incentive Plan, plans in which the Weyerhaeuser Real Estate Company management including one of the company’s executive officers participate. Copies of the plans are attached hereto as Exhibits 10.5 and 10.6, to which reference is made for a full statement of their terms and provisions.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

10.1	Weyerhaeuser Company Executive Change in Control Agreement (Tier 1)

10.2	Weyerhaeuser Company Executive Severance Agreement (Tier 1)

10.3	Terms and Conditions of Restricted Stock awarded under the Weyerhaeuser Company 2004 Long-Term Incentive Plan

10.4	Terms and Conditions of Stock Options awarded under the Weyerhaeuser Company 2004 Long-Term Incentive Plan

10.5	The Weyerhaeuser Real Estate Company Management Short-Term Incentive Plan as amended and restated

10.6	The Weyerhaeuser Real Estate Company Management Long-Term Incentive Plan as amended and restated

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY
By	/s/ Jeanne Hillman
	Its:	Vice President and Chief Accounting Officer

Date: February 9, 2010